UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 27, 2016

(Date of Report)

October 26, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets

Master Joint Venture and Operational Agreement – Nationwide Microfinance Limited

On July 5, 2016, the Company entered into a Master Joint Venture and Operational Agreement (the “Joint Venture Agreement”) with Nationwide Microfinance Limited, a Ghanaian corporation (“Nationwide”). Under the terms of the Joint Venture Agreement, amongst other things, as set forth in the exhibit attached hereto, Nationwide agreed to issue the Company a total of 25% of its issued and outstanding shares in Nationwide (hereinafter referred to as the “Shares”), and the equivalent number of board seats.

On September 14, 2016, Nationwide issued the Shares to the Company’s Chairman of the Board, Chief Executive Officer and Chief Financial Officer - Alton Perkins, to hold in escrow from the benefit of the Company pending completed issuance to the Company. On October 26, 2016, Nationwide confirmed that the Shares had been transferred to the Company. The Company considers October 26, 2016 as the date of completion of acquisition of assets, i.e. the Shares. There was no cash consideration for the acquisition.

At this time, there is no material relationship between the Company and Nationwide except as stated in the Joint Venture Agreement, and by virtue of the Company holding a 25% interest in Nationwide. As set forth in the Joint Venture Agreement, it is anticipated that upon the occurrence of certain condition precedents, the Company’s related-party – ATI Nationwide Holding Corp. (“ATHC”), will be issuing shares of common stock in ATHC to Nationwide consistent with Schedule A of the Joint Venture Agreement.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1	Master Joint Venture and Operational Agreement dated July 11, 2016
10.2	October 26, 2016 Correspondence Confirming Issuance and Holdings (Nationwide)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: October 28, 2016

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